UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2007
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 5, 2007, the Board of Directors of Quiksilver, Inc. (the “Company”) approved amendments to Article V of the Company’s Amended and Restated Bylaws to clarify that the Bylaws permit the issuance and transfer of uncertificated shares. These amendments were made in response to recent amendments to the New York Stock Exchange (“NYSE”) rules which require securities listed on the NYSE to be eligible to participate in a Direct Registration System (“DRS”) by January 1, 2008. DRS allows a stockholder to be registered directly on the books of the transfer agent without the need of a physical certificate to evidence their security ownership and allows stockholders to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The rule does not require issuers to actually participate in a DRS or to eliminate physical stock certificates, but rather requires listed securities to be eligible for such a program.
     The Company’s Amended and Restated Bylaws, which became effective upon approval by the Board, are filed as Exhibit 3.1 to this report and are hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Exhibit Title or Description

3.1	Amended and Restated Bylaws of Quiksilver, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2007	Quiksilver, Inc. (Registrant)

	By:	/s/ Charles S. Exon
Charles S. Exon
Executive Vice-President, Business & Legal Affairs, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description

3.1	Amended and Restated Bylaws of Quiksilver, Inc.

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